UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 30, 2020

PRESIDIO PROPERTY TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34049	33-0841255
__________	__________	__________
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

4995 Murphy Canyon Road, Suite 300
San Diego, California 92123
(Address of Principal Executive Offices, Including Zip Code)
____________________

(760) 471-8536

(Registrant’s Telephone Number, Including Area Code)
___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series A Common Stock, $0.01 par value per share	SQFT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 30, 2020, Presidio Property Trust, Inc. (“Company”) held its 2020 Annual Meeting of Stockholders (“2020 Annual Meeting”) to take action on Proposal 1 to elect directors and Proposal 2 to ratify the appointment of the Company’s independent registered public accounting firm.

Holders of 2,932,141 shares were present in person or by proxy, representing only 30.43% of the outstanding shares of the Company’s Series A Common Stock as of the record date for the 2020 Annual Meeting. Due to lack of a quorum, no action was taken with respect to any of these proposals, and the 2020 Annual Meeting was adjourned. The 2020 Annual Meeting will not be reconvened. The Company intends to hold its 2021 Annual Meeting of Stockholders late in the second quarter of 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2020	PRESIDIO PROPERTY TRUST, INC.
By: /s/ Ann T. Nguyen
Ann T. Nguyen
General Counsel and Secretary